UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2020, our board of directors increased to eleven the number of directors on the board and elected Edward Gellert to fill the newly created Class 3 director position. Although the term of the Class 3 directors expires at the 2022 annual meeting of stockholders, because he was elected to his position by the board, Mr. Gellert will serve as a Class 3 director until the 2021 annual meeting of stockholders and when his successor is duly elected and qualifies. Subject to the board’s nomination, Mr. Gellert will stand for re-election as a Class 3 director at the annual meeting of stockholders to be held in 2021, to serve for a term expiring at the 2022 annual meeting of stockholders and when his successor is duly elected and qualifies.

Mr. Gellert has served since 2018 as Vice President and Managing Director for Commercial Real Estate Debt Investments at Alliance Bernstein, and from 2004 through 2018, he held, among other things, various positions at Avenue Capital Group, including serving as a senior portfolio manager. Mr. Gellert has more than 30 years of real estate industry experience, including investment and portfolio management, lending, distressed-focused investing, deal sourcing and the operation and development of real estate assets.

In order to more equally balance the membership of the Gould family among our three classes of directors, our board determined that Jeffrey A. Gould should be reclassified from a Class 3 director (with a term expiring at our 2022 annual meeting of stockholders) to a Class 2 director (with a term expiring at our 2023 annual meeting of stockholders). Accordingly, on December 2, 2020, Jeffrey A. Gould agreed to resign his position as a Class 3 director subject to his immediate re-election as a Class 2 director. Our board accepted his resignation and immediately re-elected him as a Class 2 director. Although the term of the Class 2 directors expires at the 2023 annual meeting of stockholders, because he was elected to this position by the board, Mr. Gould will serve as a Class 2 director until the 2021 annual meeting of stockholders and when his successor is duly elected and qualifies. Subject to the board’s nomination, Mr. Gould will stand for re-election as a Class 2 director at the annual meeting of stockholders to be held in 2021, to serve for a term expiring at the 2023 annual meeting of stockholders and when his successor is duly elected and qualifies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: December 3, 2020	By:	/s/ David W. Kalish
David W. Kalish,
Senior Vice President and
Chief Financial Officer

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